Exhibit 99.1

Famous Dave’s of America, Inc. Reports Results for Second Quarter Fiscal 2017

MINNEAPOLIS, August 14, 2017 – Famous Dave's of America, Inc. (NASDAQ: DAVE) today reported financial results for the second quarter ending July 2, 2017.

Highlights for the second quarter of 2017:

•	Franchise-operated comparable restaurant sales improved to (3.2%) from (4.3%) in the second quarter of fiscal 2016
•	Company-owned comparable restaurant sales improved to (2.2%) from (6.4%) in the second quarter of fiscal 2016
•	General and administrative expenses decreased by approximately $1.0 million, from the second quarter of fiscal 2016
•	Generated cash from continuing operations of $2.2 million, an increase of $1.2 million, from the second quarter of fiscal 2016
•	Opened one franchise-operated restaurant and closed one franchise-operated restaurant
•	Closed three Company-owned restaurants

Key Operating Metrics

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2017	2016	2017	2016
Restaurant count:
Franchise-operated	135	142	135	142
Company-owned	32	37	32	37
Total	167	179	167	179
Comparable restaurant sales %:
Franchise-operated	(3.2)%	(4.3)%	(4.1)%	(5.6)%
Company-owned	(2.2)%	(6.4)%	(2.5)%	(7.0)%
Total	(3.0)%	(4.8)%	(3.8)%	(5.9)%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$111,007	$118,550	$211,396	$222,685

Net (loss) income from continuing operations	$(1,261)	$113	$(2,507)	$262
Adjusted net income from continuing operations(2)	1,107	1,350	665	1,031

Net (loss) income from continuing operations, per share	$(0.18)	$0.02	$(0.36)	$0.04
Adjusted net income from continuing operations, per share(2)	0.16	0.19	0.10	0.15

Adjusted EBITDA(2)	$2,560	$2,505	$2,923	$3,631

(1)

System-wide restaurant sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.

(2)

Adjusted net (loss) income from continuing operations and adjusted EBITDA are non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables.  See “Non-GAAP Reconciliation.”

Second Quarter 2017 Review

Total revenue for the second quarter of 2017 was $25.3 million, down 8.8% from the second quarter of 2016. The decrease in Company-owned net restaurant sales revenue was primarily driven by a  comparable sales decline of 2.2% and the net closure of five restaurants since the end of the second quarter of fiscal 2016.  The declines in franchise royalty and fee revenue were driven by a  comparable sales decline of 3.2% and the net closure of seven franchise restaurants since the end of the second quarter of fiscal 2016, partially offset by franchise fee revenue earned in the second quarter of 2017 related to one franchise-operated restaurant that opened in the second quarter.

Restaurant-level operating margin for Company-owned restaurants was 8.2%, a decrease from 9.5% in the second quarter of 2016. The decline was primarily driven by sales deleverage on fixed labor and operating costs, partially offset by lower food and beverage costs.

General and administrative expenses decreased to $3.5 million from $4.5 million in the second quarter of 2016. The year over year decline was primarily a result of the continued optimization of our general and administrative structure to be commensurate with that of a dedicated franchisor, a decline in professional fees and reduced costs incurred for franchise-related matters.

Net (loss) income from continuing operations was a loss of $1.3 million, or ($0.18) per share, compared to income of $113,000, or $0.02 per share, in the second quarter of 2016.  In the second quarter of 2017, we recorded $3.5 million of asset impairment, estimated lease termination and other closing costs primarily related to our restaurant optimization plan, including seven impaired and three closed Company-owned restaurants.

Adjusted net income from continuing operations, a non-GAAP measure, decreased to $1.1 million, or $0.16 per share, compared to $1.4 million, or $0.19 per share, in the second quarter of 2016.  A reconciliation between adjusted net income and its most directly comparable GAAP measure is included in the accompanying financial tables.

Refranchising and Restaurant Optimization Plan

On May 2, 2017, the Company announced its plans to accelerate the refranchising and optimization of its Company-owned restaurants over the next 12 to 24 months. This will permit the Company to shift its resources and energy to the growth and support of its franchise system, which are paramount to the Company’s success. The Company closed three underperforming restaurants during the quarter and an additional three restaurants subsequent to the end of the quarter. As noted above, the Company recognized impairment charges during the quarter related to seven restaurants that the Company believes will be closed in connection with this plan.

Executive Comments

Mike Lister, CEO, commented,  “While there is clearly still more work to do, I am proud of the progress that we made in the second quarter of 2017. We continue to execute on our refranchising and restaurant optimization plan as well as address our general and administrative expense structure. As a management team, we are committed to this strategic path that allows us to focus our energy on helping our franchisees run their businesses.”

About Famous Dave’s

Famous Dave’s develops, owns, operates and franchises barbeque restaurants. Its menu features award-winning barbequed and grilled meats, a selection of salads, sandwiches, side items, and made-from-scratch desserts. As of August 14, 2017, the Company owns 29 locations and franchises an additional 135 restaurants in 32 states, the Commonwealth of Puerto Rico, Canada, and United Arab Emirates.

Conference Call

The Company will host a conference call on August 14, 2017, at 3:30 p.m. Central Time to discuss its second quarter financial results. There will be a live webcast of the discussion through the Investor Relations section of Famous Dave's web site at www.famousdaves.com.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted net (loss) income from continuing operations is net (loss) income from continuing operations, plus items such as asset impairment, estimated lease termination and other closing costs, net (loss) gain  on disposal of equipment, settlement agreements, stock-based compensation, severance, and the related tax impact. This number is divided by the weighted-average number of basic shares of common stock outstanding during each period presented to arrive at adjusted net (loss) income from continuing operations, per share. Adjusted EBITDA is net (loss) income from continuing operations, plus items such as asset impairment, estimated lease termination and other closing costs, depreciation and amortization, interest expense, net, provision (benefit) for income taxes, net (loss) gain on disposal of equipment, settlement agreements, stock-based compensation, and severance.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:	Dexter Newman – Chief Financial Officer
952-294-1300

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

JULY 2, 2017 AND JULY 3, 2016

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2017	2016	2017	2016
Revenue:
Restaurant sales, net	$20,965	$23,022	$38,942	$42,014
Franchise royalty revenue	4,004	4,380	7,786	8,490
Franchise fee revenue	35	—	35	135
Licensing and other revenue	297	336	514	584
Total revenue	25,301	27,738	47,277	51,223

Costs and expenses:
Food and beverage costs	6,249	7,089	11,687	13,112
Labor and benefits costs	7,121	7,401	13,630	14,254
Operating expenses	5,881	6,353	11,415	12,063
Depreciation and amortization	733	956	1,488	1,936
General and administrative expenses	3,545	4,530	8,138	8,250
Asset impairment and estimated lease termination and other closing costs	3,473	1,056	4,606	1,064
Net loss (gain) on disposal of property	17	19	18	(185)
Total costs and expenses	27,019	27,404	50,982	50,494

(Loss) income from operations	(1,718)	334	(3,705)	729

Other expense:
Interest expense	(170)	(225)	(357)	(403)
Interest income	—	1	—	2
Other income, net	—	1	—	1
Total other expense	(170)	(223)	(357)	(400)

(Loss) income before income taxes	(1,888)	111	(4,062)	329

Income tax benefit (expense)	627	2	1,555	(67)

Net (loss) income from continuing operations	(1,261)	113	(2,507)	262
Net income from discontinued operations, net of tax	—	27	—	708
Net (loss) income	$(1,261)	$140	$(2,507)	$970

(Loss) income per common share:
Basic net (loss) income per share - continuing operations	$(0.18)	$0.02	$(0.36)	$0.04
Basic net income per share - discontinued operations	—	0.00	—	0.10
Basic net (loss) income per share	$(0.18)	$0.02	$(0.36)	$0.14
Diluted net (loss) income per share - continuing operations	$(0.18)	$0.02	$(0.36)	$0.04
Diluted net income per share - discontinued operations	—	0.00	—	0.10
Diluted net (loss) income per share	$(0.18)	$0.02	$(0.36)	$0.14
Weighted average shares outstanding - basic	6,955	6,949	6,955	6,949
Weighted average shares outstanding - diluted	6,955	6,958	6,955	6,958

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2017	2016	2017	2016
Food and beverage costs(1)	29.8%	30.8%	30.0%	31.2%
Labor and benefits costs(1)	34.0%	32.1%	35.0%	33.9%
Operating expenses(1)	28.1%	27.6%	29.3%	28.7%
Restaurant level operating margin(1)(3)	8.2%	9.5%	5.7%	6.2%
Depreciation and amortization expenses (2)	2.9%	3.4%	3.1%	3.8%
General and administrative(2)	14.0%	16.3%	17.2%	16.1%
(Loss) income from continuing operations(2)	(6.8)%	1.2%	(7.8)%	1.4%

Adjusted net income from continuing operations(4)	4.4%	4.9%	1.4%	2.0%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.
(4)

Adjusted net income is a non-GAAP measure. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables.  See “Non-GAAP Reconciliation.”

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

JULY 2, 2017 AND JANUARY 1, 2017

(in thousands, except per share data)

	July 2,
	2017	January 1,
	(Unaudited)	2017
ASSETS
Current assets:
Cash and cash equivalents	$5,400	$4,450
Restricted cash	1,640	1,714
Accounts receivable, net	5,562	5,257
Inventories	1,482	1,499
Prepaid expenses and other current assets	5,554	3,531
Assets held for sale	—	1
Total current assets	19,638	16,452

Property, equipment and leasehold improvements, net	20,766	25,912

Other assets:
Intangible assets, net	2,547	2,565
Deferred tax asset	4,338	4,633
Other assets	1,023	1,383
	$48,312	$50,945

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and financing lease obligations	$1,272	$1,371
Accounts payable	5,930	5,311
Accrued compensation and benefits	1,852	1,321
Other current liabilities	3,495	3,140
Total current liabilities	12,549	11,143

Long-term liabilities:
Long-term debt, less current portion	8,392	8,849
Financing lease obligations, less current portion	1,378	2,280
Other liabilities	8,456	8,705
Total liabilities	30,775	30,977

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 6,958 shares issued and outstanding at July 2, 2017 and January 1, 2017, respectively	66	66
Retained earnings	17,471	19,902
Total shareholders’ equity	17,537	19,968
	$48,312	$50,945

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

JULY 2, 2017 AND JULY 3, 2016

(in thousands)

(Unaudited)

	Six Months Ended
	July 2,	July 3,
	2017	2016
Cash flows from operating activities:
Net (loss) income from continuing operations	$(2,507)	$262
Adjustments to reconcile net (loss) income to cash flows provided by (used for) operations:
Depreciation and amortization	1,488	1,936
Asset impairment and estimated lease termination and other closing costs	4,606	1,064
Net loss (gain) on disposal of property	18	(185)
Amortization of deferred financing costs	16	27
Deferred income taxes	240	—
Deferred rent	273	360
Stock-based compensation	131	83
Changes in operating assets and liabilities:
Restricted cash	74	(1,782)
Accounts receivable, net	60	(517)
Inventories	17	71
Prepaid expenses and other current assets	(2,173)	7
Deposits	—	(277)
Accounts payable	248	260
Accrued compensation and benefits	508	(145)
Other current liabilities	(831)	(133)
Other liabilities	(14)	(33)
Cash flows provided by continuing operating activities	2,154	998
Cash flows used for discontinued operating activities	—	(783)
Cash flows provided by operating activities	2,154	215

Cash flows from investing activities:
Proceeds from the sale of assets	—	1,053
Purchases of property, equipment and leasehold improvements	(276)	(442)
Cash flows (used for) provided by continuing investing activities	(276)	611
Cash flows provided by discontinued investing activities	—	1,150
Cash flows (used for) provided by for investing activities	(276)	1,761

Cash flows from financing activities:
Proceeds from line of credit	—	1,855
Payments for debt issuance costs	(15)	(23)
Payments on long-term debt and financing lease obligations	(913)	(2,800)
Cash flows used for financing activities	(928)	(968)

Increase in cash and cash equivalents	950	1,008
Cash and cash equivalents, beginning of period	4,450	5,300
Cash and cash equivalents, end of period	$5,400	$6,308

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	July 2,	July 3,	July 2,	July 3,
	2017	2016	2017	2016
Net (loss) income from continuing operations	$(1,261)	$113	(2,507)	262
Asset impairment and estimated lease termination and other closing costs	3,473	1,056	4,606	1,064
Net loss (gain) on disposal of equipment	17	19	18	(185)
Stock-based compensation	24	136	131	83
Severance	31	4	385	4
Tax adjustment	(1,177)	22	(1,968)	(197)
Adjusted net income from continuing operations	$1,107	$1,350	$665	$1,031
Basic adjusted net income per common share from continuing operations	$0.16	$0.19	$0.10	$0.15
Diluted adjusted net income per common share from continuing operations	$0.16	$0.19	$0.10	$0.15

Weighted average common share outstanding - basic	6,955	6,949	6,955	6,949
Weighted average common share outstanding - diluted	6,955	6,958	6,955	6,958

Net (loss) income from continuing operations	$(1,261)	$113	$(2,507)	$262
Asset impairment and estimated lease termination and other closing costs	3,473	1,056	4,606	1,064
Depreciation and amortization	733	956	1,488	1,936
Interest expense, net	170	223	357	400
Net loss (gain) on disposal of equipment	17	19	18	(185)
Stock-based compensation	24	136	131	83
Severance	31	4	385	4
(Benefit) provision for income taxes	(627)	(2)	(1,555)	67
Adjusted EBITDA	$2,560	$2,505	$2,923	$3,631